EXHIBIT (P)





                            NORTH TRACK FUNDS, INC.,
                           THE EXCHANGE TRADED TRUST,
                         ZIEGLER CAPITAL MANAGEMENT, LLC
                                       and
                            B.C. ZIEGLER AND COMPANY



                         CODE OF ETHICS WITH RESPECT TO
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS




                        As Amended Through June 22, 2006
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                                TABLE OF CONTENTS

                                                                            Page

I.       INTRODUCTION..........................................................1

II.      DEFINITIONS...........................................................2

III.     STATEMENT OF GENERAL PRINCIPLES.......................................5

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.........................6

V.       EXEMPT TRANSACTIONS..................................................10

VI.      REPORTING REQUIREMENTS OF ACCESS PERSONS.............................11

VII.     COMPLIANCE MONITORING................................................14

VIII.    REVIEW BY BOARD OF DIRECTORS AND BOARD OF TRUSTEES...................14

IX.      RECORDS RETENTION....................................................15

X.       CONFIDENTIAL TREATMENT...............................................16

XI.      VIOLATIONS OF THIS CODE..............................................16

XII.     WRITTEN ACKNOWLEDGEMENTS.............................................16

XIII.    INTERPRETATION OF PROVISIONS.........................................17

XIV.     AMENDMENTS TO THE CODE...............................................17

APPENDIX A - ACCESS PERSONS, ADVISORY PERSONS AND PORTFOLIO MANAGERS.........A-1

APPENDIX B - REQUEST FOR AUTHORIZATION FOR PERSONAL TRADING IN
             COVERED SECURITIES..............................................B-1

APPENDIX C - QUARTERLY TRANSACTIONS REPORT FOR COVERED
             SECURITIES, NORTH TRACK FUND SHARES AND EXCHANGE
             TRADED FUND SHARES..............................................C-1

APPENDIX D -ANNUAL CERTIFICATION.............................................D-1

APPENDIX E - INITIAL HOLDINGS REPORT.........................................E-1

APPENDIX F - ANNUAL HOLDINGS REPORT..........................................F-1

APPENDIX G - NOTICE OF ACCOUNT OPENING.......................................G-1

APPENDIX H - ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS....................H-1


                                     ToC-i
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I.    INTRODUCTION

      Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt, and the Board of Directors or Trustees to approve, written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the rule.(1) Pursuant to the requirements of Rule 17j-1, North Track Funds, Inc. ("North Track"), The Exchange Traded Trust, Ziegler Capital Management, LLC (the "Adviser") and B.C. Ziegler and Company, as the principal underwriters (the "Distributor"), have adopted, through approval by a majority of independent directors/trustees on the Board, this Code of Ethics (the "Code") with respect to the securities transactions and holdings of the directors, trustees, officers, and certain employees of North Track, The Exchange Traded Trust, the Adviser and the Distributor that come within the term Access Person as defined below. To the extent North Track, The Exchange Traded Trust or the Adviser employs a sub-adviser to manage any series of North Track (a "North Track Fund") or The Exchange Traded Trust (a "Exchange Traded Fund"), the provisions of this Code shall apply to such sub-adviser with respect to the North Track Fund or the Exchange Traded Fund for which it acts as sub-adviser. However, any such sub-adviser need not comply with the provisions of this Code if it has adopted its own code of ethics with provisions determined by management of North Track or The Exchange Traded Trust (as the case may be) to be generally comparable to the provisions of this Code, in which case the sub-adviser shall provide a quarterly report to North Track or The Exchange Traded Trust as to compliance by the sub-adviser's access persons with the sub-adviser's code of ethics.

         In addition, Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") requires federally registered investment advisers to establish, maintain and enforce written codes of ethics that include, among other matters, standards of business conduct required of "supervised persons," provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring "access persons" to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by the Adviser and is intended to comply with Advisers Act Rule 204A-1.

--------------------------------------------------------------------------------
(1) Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" (as defined therein) by such investment company, to engage in any of the following acts, practices or courses of business:

      A. Employ any device, scheme, or artifice to defraud such investment company,

      B. Make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

      D. Engage in any manipulative practice with respect to such investment company.

      In addition to complying with the requirements of Rule 17j-1 and Advisers Act Rule 204A-1, this Code reflects the principal recommendations in the May 9, 1994 Report of the Investment Company Institute Advisory Group on Personal Investing. This Code is intended to provide guidance to Access Persons of North Track, The Exchange Traded Trust, the Adviser and the Distributor in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of North Track, The Exchange Traded Trust, their shareholders and other advisory clients of the Adviser. A copy of this Code has been filed with the Securities and Exchange Commission and is available upon request to North Track shareholders, The Exchange Traded Trust shareholders and other advisory clients of the Adviser.

      Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code. See Appendix H. You are required to certify annually that you have read, understood and complied with this Code. See Appendix D.

      If you have any questions concerning this Code, please contact the Compliance Officer and/or Fund counsel.

II.   DEFINITIONS.

      A. Access Person. "Access Person" means (1) any Advisory Person of North Track, The Exchange Traded Trust, the Adviser or the Distributor; (2) any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Distributor who is subject to the supervision and control of the Distributor and who has access to non-public information regarding the portfolio holdings of any North Track Fund or any Exchange Traded Fund; and (3) any Supervised Person who has access to non-public information regarding any Clients' purchase or sale of Securities or non-public information regarding the portfolio holdings of any North Track Fund or any Exchange Traded Fund or who is involved in making Securities recommendations to Clients, or has access to such recommendations that are non-public. All officers, directors, trustees and employees (if any) of North Track and The Exchange Traded Trust are considered Access Persons. All officers, directors and partner (if any) of the Adviser are also considered Access Persons. The names of Access Persons are shown and divided into one or more Groups on Appendix A, which may be amended from time to time. Unless identified as applying to only a specific Group of Access Persons, all references in this Code to Access Persons shall be to all Groups of Access Persons.


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      B.    Adviser. The "Adviser" means Ziegler Capital Management, LLC.

      C.    Distributor. The "Distributor" means B.C. Ziegler and Company.

      D. Advisory Person. "Advisory Person" means any director, trustees, officer, general partner or employee of North Track, The Exchange Traded Trust, the Adviser or the Distributor (1) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of a North Track Fund or an Exchange Traded Fund, or (2) whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with North Track, The Exchange Traded Trust, the Adviser or the Distributor, the term "Advisory Person" includes such individual company, or any employee of such a company to the same extent as an employee of North Track, The Exchange Traded Trust, the Adviser or the Distributor.

      E. Automatic Investment Plan. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

      F. Beneficial Ownership. "Beneficial Ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.


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      G.    Being Considered for Purchase or Sale. A Security is "being considered for purchase or sale" when a recommendation to purchase, sell or otherwise obtain such Security has been made and communicated by an Advisory Person of North Track, The Exchange Traded Trust, the Adviser or the Distributor, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      H. Client. "Client" means any investment advisory client of the Adviser.

      I. Compliance Officer. "Compliance Officer" means the Chief Compliance Officer or Chief Financial Officer of North Track or The Exchange Traded Trust, as well as any designee appointed by either such person.

      J. Control. "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

      K. Covered Security. "Covered Security" means any Security, except such term shall not include shares of registered open-end investment companies (other than the North Track Funds, any Exchange Traded Fund and all exchange-traded funds), shares issued by money market funds (including the North Track Cash Reserve Fund), direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

      L. Disinterested Director. "Disinterested Director" means a director of North Track who is not an "interested person" of North Track within the meaning of Section 2(a)(19) of the 1940 Act.

      M. Disinterested Trustee. "Disinterested Trustee" means a trustee of The Exchange Traded Trust who is not an "interested person" of The Exchange Traded Trust within the meaning of Section 2(a)(19) of the 1940 Act.

      N. Federal Securities Laws. "Federal Securities Laws" means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds, investment advisers and principal underwriters and any rules adopted by the SEC or the Department of the Treasury.

      O. Initial Public Offering. "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.


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      P.    North Track. "North Track" means North Track Funds, Inc.

      Q. The Exchange Traded Trust. "The Exchange Traded Trust" means The Exchange Traded Trust.

      R. North Track Fund. "North Track Fund" means any mutual fund series of North Track (other than the Cash Reserve Fund).

      S. Exchange Traded Fund. "Exchange Traded Fund" means any series of The Exchange Traded Trust.

      T. North Track Fund Share. "North Track Fund Share" means any share of any class of a North Track Fund.

      U. Exchange Traded Fund Share. "Exchange Traded Fund Share" means any share of any class of an Exchange Traded Fund.

      V. Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio Securities of a North Track Fund or a Exchange Traded Fund or other investment decisions for a North Track Fund or a Exchange Traded Fund. The names of Portfolio Managers are shown on Appendix A, which may be amended from time to time.

      W. Private Placement. "Private Placement" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

      X. Security. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) of the 1940 Act is available from the Compliance Officer.

      Y. Supervised Persons. "Supervised Persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.


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III.  STATEMENT OF GENERAL PRINCIPLES

      The following general fiduciary principles shall govern the conduct and personal investment activities of all Access Persons and Supervised Persons.

      Each Access Person and Supervised Persons shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:

      A. Recognize that the Adviser and the Distributor have fiduciary duties to the North Track Funds, the Exchange Traded Funds and Clients, which involves a duty at all times to deal fairly with, and act in the best interests of, the North Track Funds, the Exchange Traded Funds, their shareholders and Clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;

      B. At all times, place the interests of the North Track Funds, the Exchange Traded Funds, their shareholders and Clients before his or her personal interests;

      C.    Comply with the applicable Federal Securities Laws;

      D. Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; E. Not take any inappropriate advantage of his position with or on behalf of North Track or The Exchange Traded Trust; and

      F.    Report promptly any violations of this Code to the Compliance
            Officer.

      Access Persons and Supervised Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      A. Prior Clearance Required for Transactions in Covered Securities by Group 1 Access Persons. Unless the transaction is exempt under
            Section V below, no Group 1 Access Person, as designated on Appendix A, may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a Covered Security in which such Group 1 Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior clearance for such transaction from the Compliance Officer. All Portfolio Managers shall be considered Group 1 Access Persons and must obtain prior clearance for such transactions from the Compliance Officer. No person may approve their own trades. When requesting prior clearance, each Group 1 Access Person should be aware that:


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            1.    All requests for prior clearance must provide the information set forth on the standard Request for Authorization for Personal Trading in Covered Securities Form, a copy of which is attached as Appendix B. Such requests shall generally be made in writing or by e-mail, although in special circumstances telephone requests may be made so long as the required information is provided.

            2. Prior clearance of a securities transaction is effective for three business days from and including the date clearance is granted. For limit orders and market orders placed by Group 1 Access Persons, this means that the order must be placed and filled within such three-business-day period.

            North Track, The Exchange Traded Trust, the Adviser and the Distributor shall retain a record of the approval of, and rationale supporting, any direct or indirect acquisition by an Access Person of a beneficial interest in Covered Securities.

      B. Limited Exception from Prior Clearance for Transactions in Covered Securities by Group 2 Access Persons. Group 2 Access Persons, as designated on Appendix A, need not obtain prior clearance in order to directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a Covered Security in which such Group 2 Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, so long as such Group 2 Access Person sends a copy of the transaction confirmation or the standard Request for Authorization for Personal Trading in Covered Securities Form, a copy of which is attached as Appendix B, within seven calendar days to the Compliance Officer or a designee appointed by the Compliance Officer. However, for transactions that are exempt under Section V below, such documentation need not be provided. It shall be the responsibility of the Compliance Officer or a designee appointed by the Compliance Officer to review the documentation provided by Group 2 Access Persons for such transactions. If any issue is discovered during the review process with regard to a transaction, the Compliance Officer or his designee shall immediately inform the management of the Advisor and the Distributor and the Board of Directors of North Track and/or the Board of Trustees of The Exchange Traded Trust (as the case may be) so that, if necessary, appropriate remedial actions may be taken. If the documentation is reviewed by a designee of the Compliance Officer, after review, all such documentation shall be sent to and retained by the Compliance Officer. No person may review documentation for their own trades.


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            For limit orders and market orders placed by Group 2 Access Persons, the order must be placed and filled within a three-business-day period and a copy of the transaction confirmation or the standard Request for Authorization for Personal Trading in Covered Securities Form must be sent to the Compliance Officer or his designee within seven calendar days of when the order was placed.

            North Track, The Exchange Traded Trust, the Adviser and the Distributor shall retain all documentation provided by Group 2 Access Persons and a record of any issues that arise during review of the documentation and how the issues were resolved.

            All other provisions of this Code, including the Blackout Periods and Reporting Requirements below, shall apply to all Groups of Access Persons equally.

            Disinterested Directors and Disinterested Trustees need not comply with the restrictions described above in Sections IV(A) or (B).

      C. Purchases and Sales Involving a North Track Fund (Blackout Periods). Unless the transaction is exempt under Section V below, no Access Person (other than a Disinterested Director) may (i) execute a transaction for Covered Securities on a day during which a North Track Fund has a pending "buy" or "sell" order in that same Covered Security, until that order has been executed or withdrawn; provided, however, that if the "buy" or "sell" order is on behalf of the NYSE Arca Tech 100 Index or the S&P 100 Index Fund, then this blackout period shall apply only during the first and last hours of trading on the relevant trading day; or (ii) purchase or sell any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Covered Security being considered for purchase or sale by a North Track Fund. Additionally, unless the transaction is exempt under Section V below, no Portfolio Manager may purchase or sell as beneficial owner any Covered Security within at least seven calendar days before and after a North Track Fund trades (or has traded) in that Covered Security; provided, however, that this blackout period for Portfolio Managers shall not apply to any Covered Security that is purchased or sold for the NYSE Arca Tech 100 Index or S&P 100 Index Fund.

      D. Purchases and Sales Involving a Client Account (Blackout Periods). Unless the transaction is exempt under Section V below, no Access Person may (i) purchase or sell any Covered Security prior to a Client purchasing or selling that same Covered Security; or (ii) purchase or sell any Covered Security being considered by the Advisor for purchase or sale for a Client.


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      E.    Short-Term Trading Profits. Short-term trading by Access Persons in accounts as to which they have any beneficial ownership shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent Covered Securities, North Track Fund Shares or Exchange Traded Fund Shares within 60 calendar days by an Access Person shall be reported to North Track's Board of Directors and/or The Exchange Traded Trust's Board of Trustees (as the case may be). Purchases or sales of North Track Fund Shares or Exchange Traded Trust Shares pursuant to an Automatic Investment Plan, including purchases through contributions to the Adviser's or the Distributor's 401(k) plan, and purchases of shares of common stock of The Ziegler Companies, Inc. through a payroll deduction plan need not be reported. However, reallocations of amounts in an Access Person's 401(k) account involving a sale of North Track Fund Shares or Exchange Traded Fund Shares must be reported.

      F. Initial Public Offerings. No Access Person may acquire any beneficial ownership in any equity Covered Securities (or Securities convertible into equity Covered Securities) in an Initial Public Offering.

      G. Gifts. No Access Person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of North Track, The Exchange Traded Trust, the Adviser or the Distributor. However, this limitation does not apply to certain business entertainment activities in which the person giving the gift accompanies the Access Person, such as occasional meals, tickets to sporting events or theater productions or comparable event so long as it is neither frequently received nor carries an excessively large monetary value. Gifts relating to these permitted business entertainment activities exceeding the $100 level should be disclosed by the Access Person on the Business Entertainment Disclosure Form, a copy of which is attached as Appendix I. All Business Entertainment Disclosure Forms submitted by Access Persons should be retained in accordance with Section IX below. All Access Persons are prohibited from soliciting gifts, business entertainment activities or anything else from any person, entity or person affiliated with an entity that does business with or on behalf of North Track, The Exchange Traded Trust, the Adviser of the Distributor.

      H. Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a Private Placement, each Access Person shall obtain express prior written approval from the Compliance Officer, who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the North Track Funds, the Exchange Traded Funds or any other Clients of the Adviser, and whether such opportunity is being offered to such Access Person by virtue of his position with North Track, The Exchange Traded Trust, the Adviser or the Distributor.


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            If and after such authorization to acquire such Securities in a
            Private Placement has been obtained, the Access Person must disclose such personal investment whenever any subsequent consideration by a North Track Fund, an Exchange Traded Fund or any other Clients (or any other investment company for which he acts in a capacity as an Access Person) for investment in that issuer arises.

            If a North Track Fund or an Exchange Traded Fund decides to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by the Disinterested Directors of North Track or Disinterested Trustees of The Exchange Traded Trust (as the case may be) with no personal interest in the issuer.

      I. Service as a Director. No Access Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of North Track, the Board of Trustees of The Exchange Traded Trust, the Board of Directors of the Adviser or Board of Directors of the Distributor (as the case may be), based upon a determination that such service would be consistent with the interests of the North Track Funds, the Exchange Traded Funds and any other Clients.

            If board service of an Access Person is authorized by the Board of Directors of North Track, the Board of Trustees of The Exchange Traded Trust, the Board of Directors of the Adviser or the Board of Directors of the Distributor, such Access Person shall be isolated from the investment making decisions of the North Track Funds, the Exchange Traded Funds, or for the Clients with respect to the company of which he is a director.

      J. Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of North Track, The Exchange Traded Trust, the Adviser or the Distributor) any information regarding Securities transactions made, or being considered, by or on behalf of a North Track Fund, an Exchange Traded Fund or a Client.

V.    EXEMPT TRANSACTIONS

      The prohibitions and limitations described in Section IV. A, B, C and D above shall not apply to:

      A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;


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

      B. Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction;

      C. Purchases that are part of an issuer's automatic dividend reinvestment plan;

      D. Purchases or sales that are made pursuant to an Automatic Investment Plan, including without limitation purchases of shares of stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan;

      E. Purchases or sales of a registered unit investment trust (unless the unit investment trust is an exchange-traded fund) or closed-end management investment company;

      F.    Purchases or sales of North Track Fund Shares;

      G. Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      H. Purchases or sales by Group 1 Access Persons that receive the prior approval of the Compliance Officer or Group 2 Access Persons that provide proper documentation to the Compliance Officer or his designee and that (a) are in equity Securities of a company for which the market capitalization is at least $2 billion; and (b) which trades do not constitute more than 2% of the average daily trading volume in such Security over the preceding three months; and

      I. Purchases or sales by Group 1 Access Persons that receive the prior approval of the Compliance Officer on the basis that (a) the transaction is not potentially harmful to any North Track Fund, any Exchange Traded Fund or their shareholders, (b) the transaction would be unlikely to affect the market in which the portfolio Securities for any North Track Fund or any Exchange Traded Fund are traded, or (c) the transaction is not related economically to the Securities to be purchased, sold, or held by any North Track Fund or any Exchange Traded Fund and the decision to purchase or sell the Security is not the result of material non-public information. As noted above, prior approval by Group 1 Access Persons must be set forth in writing on the Request for Authorization for Personal Trading in Covered Securities Form (Appendix B).


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VI.   REPORTING REQUIREMENTS OF ACCESS PERSONS

      A. Initial Holdings Report. Every Access Person (except Disinterested Directors or Disinterested Trustees) shall complete, sign and submit to the Compliance Officer an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report (attached hereto as Appendix E) shall include the following information:

            1. The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security, North Track Fund Share and Exchange Traded Fund Share in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            3.    The date on which the report is submitted by the Access
                  Person.

            The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

            Purchases of North Track Fund Shares or Exchange Traded Fund Shares through contributions to the Adviser's or the Distributor's 401(k) plan, and purchases of shares of common stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan do not need to be reported, although reallocations of amounts in the Adviser's or the Distributor's 401(k) plan involving sales of North Track Fund Shares or Exchange Traded Fund Shares must be reported.

      B. Quarterly Transaction Reports. Every Access Person (except Disinterested Directors or Disinterested Trustees) shall complete, sign and submit a Quarterly Transaction Report to the Compliance Officer (attached hereto as Appendix C) which discloses information with respect to transactions in any Covered Security, North Track Fund Share or Exchange Traded Fund Share in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Covered Security or Fund Share. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter. For any transaction in a Covered Security, North Track Fund Share or Exchange Traded Fund Share during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

            1. The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Covered Security, North Track Fund Share or Exchange Traded Fund Share involved;

            2. The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

            3.    The price at which the transaction was effected;

            4. The name of the broker, dealer, or bank with or through whom the transaction was effected; and

            5.    The date that the report is submitted by the Access Person.

            For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:

            1. The name of the broker, dealer or bank with whom the Access Person established the account;

            2.    The date on which the account was established; and

            3.    The date on which the report is submitted by the Access
                  Person.

            In lieu of the report provided as Appendix C, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

            Purchases of North Track Fund Shares or Exchange Traded Fund Shares through contributions to the Adviser's or the Distributor's 401(k) plan, and purchases of shares of common stock of The Ziegler Companies, Inc. pursuant to a payroll deduction plan do not need to be reported, although reallocations of amounts in the Adviser's or the Distributor's 401(k) plan involving sales of North Track Fund Shares or Exchange Traded Fund Shares must be reported.

      C. Annual Holdings Reports. Every Access Person (except Disinterested Directors or Disinterested Trustees) shall complete, sign and submit to the Compliance Officer an Annual Holdings Report no later than 45 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix F) shall contain the following information:

            1. The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security, North Track Fund Share and Exchange Traded Fund Share in which the Access Person has any direct or indirect beneficial interest;

            2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and

            3.    The date when the Access Person submitted the report.

            The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

      D. Notice of Account Openings. Each Access Person (except Disinterested Directors or Disinterested Trustees) shall complete, sign and submit to the Compliance Officer a Notice of Account Opening (attached hereto as Appendix G) prior to establishing an account in which any Securities are to be held for the direct or indirect benefit of such Access Person.

      E. Disinterested Directors and Trustees. A Disinterested Director or Trustee shall report a transaction in a Covered Security if the director/trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director of North Track or a trustee of The Exchange Traded Trust (as the case may be), should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director/trustee, the Covered Security is or was purchased or sold by a North Track Fund or a Exchange Traded Fund or was considered for purchase or sale by a North Track Fund or a Exchange Traded Fund.

      F. Confirmations. All Access Persons (other than Disinterested Directors or Disinterested Trustees) shall direct their brokers to supply to the Compliance Officer on a timely basis, duplicate copies of confirmations of all personal Covered Securities, North Track Fund Share or Exchange Traded Fund Share transactions.

      G. Disclaimer of Beneficial Ownership. No Quarterly Report or Initial or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security, North Track Fund Share or Exchange Traded Fund Share to which the report relates.

      H. Potential Conflicts of Interest. Every Access Person shall immediately report to the Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and Securities held or to be acquired by a North Track Fund, an Exchange Traded Fund or Client. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than 0.5% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

      I. Notification of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports and Initial and Annual Holdings Report hereunder shall be informed of such duty by the Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.

VII.  COMPLIANCE MONITORING

      The Compliance Officer shall review all Quarterly Reports, Initial and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal transactions in Covered Securities, North Track Fund Shares and Exchange Traded Fund Shares by Access Persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. The Compliance Officer shall maintain a list of the names of persons responsible for reviewing those reports. Upon discovery of a violation of this Code, it shall be the responsibility of the Compliance Officer to report such violation to the management of the Adviser and the Distributor, as well as to the Board of Directors of North Track and/or the Board of Trustees of The Exchange Traded Trust (as the case may be).

VIII. REVIEW BY BOARD OF DIRECTORS AND BOARD OF TRUSTEES

      The Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of North Track and the Board of Trustees of The Exchange Traded Trust a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code, including but not limited to information about material violations of this Code and related procedures, as well as sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors and Board of Trustees that North Track and The Exchange Traded Trust have adopted procedures reasonably necessary to prevent their Access Persons from violating this Code. The Board of Directors and the Board of Trustees should consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors and Board of Trustees. The Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Board of Directors and the Board of Trustees. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Quarterly or Annual Holdings Reports, or the failure by Group 1 Access Persons to obtain prior clearance of any personal transactions in Covered Securities or the failure by Group 2 Access Persons to provide necessary documentation within the required time period of any personal transactions in Covered Securities, the Board of Directors and/or the Board of Trustees may impose any sanction or take such remedial actions as they deem appropriate. No director or trustee shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX.   RECORDS RETENTION

      North Track, The Exchange Traded Trust, the Adviser or the Distributor shall maintain records in the manner and to the extent set forth below, as required by Rules 17j-1 and 31a-2 under the 1940 Act and, with respect to the Adviser, Rule 204-2 under the Advisers Act:

      A. Retention of Copy of Statement. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;

      B. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. Copy of Forms and Reports. A copy of each Request for Personal Trading Authorization Form, Quarterly Report, Initial Holdings Report, Annual Holdings Report, Notice of Account Opening and Business Entertainment Disclosure Form prepared and filed by an Access Person or equivalent documents provided by an Access Person, where permissible, pursuant to this Code shall be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

      D. Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an early accessible place;

      E. List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;

      F. Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and

      G. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of North Track, The Exchange Traded Trust, the Adviser and the Distributor.

X.    CONFIDENTIAL TREATMENT

      All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.   VIOLATIONS OF THIS CODE

      Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as North Track, The Exchange Traded Trust, the Adviser and/or the Distributor may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Adviser or the Distributor; director or officer of North Track; or trustee or officer of The Exchange Traded Trust shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

      In addition, North Track, The Exchange Traded Trust, the Adviser or the Distributor may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII.  WRITTEN ACKNOWLEDGEMENTS

      Each Access Person and Supervised Person shall receive a copy of this Code when they become an Access Person or Supervised Person and any amendments thereto, and each Access Person and Supervised Person shall provide a written acknowledgement of receipt of this Code and any amendment thereto in the form attached as Appendix H.

XIII. INTERPRETATION OF PROVISIONS

      The Board of Directors of North Track, the Board of Trustees of The Exchange Traded Trust and management of the Adviser and the Distributor may, from time to time, adopt such interpretations of this Code as such Board or management deems appropriate.

XIV.  AMENDMENTS TO THE CODE

      Any material change to the Code subsequent to its initial approval must be approved within six months of the change by the Board of Directors of North Track and the Board of Trustees of The Exchange Traded Trust. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board of Directors of North Track, the Board of Trustees of The Exchange Traded Trust or the management of the Adviser or the Distributor, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

                                                                      APPENDIX A

                      ACCESS PERSONS AND PORTFOLIO MANAGERS

Group 1 Access Persons (subject to oversight by the Compliance Officer)

         Mikhail Alkhazov
         Brian Andrew
         Jenny Barth
         Nicholas Bauer
         Jim Brendemuehl
         Kathi Cain
         Nicholas Cardinali
         Frank Ciano
         Dawn Griffin
         Jolie Keller
         Clayton Kennedy
         Jon Kiekhofer
         John Lauderdale
         Don Liebetrau
         Nancy Mathews
         Linda Matza
         John Mulherin
         Don Nesbitt
         Chuck O'Meara
         Matt O'Neil
         Dawn O'Neill
         Derek Pawlak
         Ann Peters
         Thomas Preusker
         Steve Prew
         Caroline Probst
         Bill Remschak
         Lori Richardson
         Gordon Robbins
         Kathryn Sahli
         Mike Sanders
         Richard Scargill
         Sue Schelwat
         Sarah Schott
         David Stoeffel
         Wendy Stojadinovic
         Elodie Taylor
         Craig Vanucci
         Jason Volkoff
         Jeffrey Vredenbregt

         Elizabeth Watkins
         Peter Warren
         Pat Weinert
         Jim Wyatt
         Clarence Young

Group 2 Access Persons (subject to oversight by the Compliance Officer or his designee)

         Michael Andelbradt
         Mark Burka
         James Devereaux
         James Dodge
         Gary Engle
         Christine Hock
         Brian Hoogland
         Richard Knoor
         Bradley Laffery
         Glen Matz
         T.F. Meagher III
         Tom Paprocki
         Deborah Pelton
         James Sullivan
         Glenna Webster
          Theresa Zinn

Portfolio Managers

         Brian Andrew
         Don Nesbitt
         Derek Pawlak
         Richard Scargill
         Wendy Stojadinovic
         Craig Vanucci

                                                                      APPENDIX B

North Track/ The Exchange Traded Trust                                               Verbal Given By:  __________________
Ziegler Capital Management/B.C. Ziegler

Personal Trading Request and Authorization Form                                    Date:  __________    Time:  __________

=========================================================================================================================
             Personal Trading Request (to be completed by access person prior to any personal trade):
=========================================================================================================================

=========================================================================================================================
Name:                                             Purchase or Sale(1)                           Limit Order?
                                                  (please circle one)                          Please Describe
-------------------------------------------------------------------------------------------------------------------------
Name of Issuer                                           $ Amt                                     Shares
=========================================================================================================================

A)       Are you or any member of your immediate family an officer, director or trustee of the issuer of the securities or any affiliate(2) of the issuer?

                                                                                Yes     |_|      No       |_|

         Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities(3)


         ----------------------------------------------------------------------------------------------------------------

B)       Do you have any nonpublic information concerning the issuer?                   Yes      |_|      No     |_|

         If yes, please report the name of the issuer and the total number of shares "beneficially owned".


         ----------------------------------------------------------------------------------------------------------------

C)       Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the
         Fund that may be relevant to a determination as to the potential conflict of interest?(4)

                                                                                Yes     |_|      No       |_|

         If Yes, please describe:
                                 ----------------------------------------------------------------------------------------

To the best of my knowledge and belief, the answers that I have provided above are true and correct.


                                                                       --------------------------------------------------
                                                                       Signature

(1)   If other than a market order, please describe any proposed transaction.

(2) For the purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

(3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting service

(4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for the Fund. Another example would be investments in securities of a limited partnership that in turn owned warrants of a company formed for the purposes of effecting a leveraged buy-out in circumstances where the fund might invest in securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of transactions that may be responsive to this question.

================================================================================
              Approval or disapproval of Personal Trading Request
                  (to be completed by the Compliance Officer):
================================================================================

|_| I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary (5) for approval of the proposed transaction have been satisfied.

|_| I do not believe the above-described proposed transaction is consistent with the policies described in the Code or the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:                                  Signed:
      -------------------                        -------------------------------
                                        Title:
                                                 -------------------------------

(5) In the case of a personal securities transaction by an access person of the Fund (other than disinterested directors or trustees of the Fund), the Code of Ethics of the Fund requires that the Fund's Compliance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Fund (ii) would be unlikely to affect the market in which the Fund's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Fund. In addition, the Code requires that the fund's Compliance Officer determine that the decision to purchase or sell at issue is not the result of information obtained in the course of the access person's relationship with the fund.

                                                                      APPENDIX C

        QUARTERLY TRANSACTIONS REPORT FOR COVERED SECURITIES, NORTH TRACK
                  FUND SHARES AND EXCHANGE TRADED FUND SHARES

Name:                                   Report for Quarter Ended:
     ----------------------------                                ---------------

This Quarterly Transaction Report must be filed quarterly (within 30 days after the end of each calendar quarter) by all Access Persons of North Track Funds, Inc. (the "Fund"), The Exchange Traded Trust, Ziegler Capital Management, LLC (the "Adviser") and B.C. Ziegler and Company (the "Distributor"). This report should list all accounts opened by the Access Person during the report period in which Securities are held for the direct or indirect benefit of the Access Person and should also list all transactions in Covered Securities, North Track Fund Shares or Exchange Traded Fund Shares during the report period, regardless of the size of such transaction.(1)

If you are an Access Person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open any accounts in which Securities are held for your direct or indirect benefit during the above quarter?

                  Yes |_|           No |_|

Did you have any reportable transactions in Covered Securities, North Track Fund Shares or Exchange Traded Fund Shares during the above quarter?

                  Yes |_|           No |_|

If you answered "Yes" to either question above, please complete the information on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.


------------------------------------------           ---------------------------
Date Submitted                                       Signature

The undersigned, __________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Quarterly Holdings Report on the _____ day of ___________, 200___.


                                                     ---------------------------
                                                     Compliance Officer

--------------------------------------------------------------------------------
(1) The terms "Access Person," "Covered Security," "North Track Fund Share," "Exchange Traded Fund Share," and "Security" are defined in the Code of Ethics.

                           REPORTABLE ACCOUNT OPENINGS

For each reportable account opened during the report period, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name             Address                  Contact Person     Date Account Opened

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     REPORTABLE SECURITIES TRANSACTIONS(2)

Date of transaction:
                    ------------------------------------------------------------

Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer (including Covered Securities, North Track Fund Shares and Exchange Traded Fund Shares) purchased or sold:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition):
                            ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Price at which the transaction was effected:
                                            ------------------------------------

--------------------------------------------------------------------------------

Name of broker, dealer, or bank with or through whom the transaction was effected:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
(2) This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Does the transaction involve:

         (a)    sale of securities purchased
                within the last 60 days (or the
                purchase of securities sold
                within the last 60 days)?              Yes |_|           No |_|

         (b)    purchase or sale of private
                placement securities?                  Yes |_|          No |_|

         (c)    purchase of a security in an
                initial public offering?               Yes |_|          No |_|

       Please attach additional sheets with any other relevant information

                                                                      APPENDIX D

                              ANNUAL CERTIFICATION

      I hereby certify that I (i) have read and understand the Code of Ethics of North Track Funds, Inc., The Exchange Traded Trust, Ziegler Capital Management, LLC and B.C. Ziegler and Company, (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to disclosed by the Code of Ethics.

Signed:
         -----------------------------------------------------

Name:
         -----------------------------------------------------

Date:
         -----------------------------------------------------

                                                                      APPENDIX E

                             INITIAL HOLDINGS REPORT

     Name:                                    Date of Report:
          ------------------------------                     ------------------

      This Initial Securities Holdings Report must be filed by all Access Persons of the North Track Funds, Inc. (the "Fund"), The Exchange Traded Trust, Ziegler Capital Management, LLC (the "Adviser") and B.C. Ziegler and Company (the "Distributor") no later than 10 days after such individual becomes an Access Person.

      If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities, North Track Fund Shares and Exchange Traded Fund Shares in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.(1) You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

      Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.


----------------------------------           -----------------------------------
Date Submitted                               Signature

The undersigned, _________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Initial Holdings Report on the _____ day of ____________, 200__.


                                             -----------------------------------
                                             Compliance Officer

--------------------------------------------------------------------------------
(1) The terms "Access Person," "Covered Security," "North Track Fund Share," and "Exchange Traded Fund Share" are defined in the Code of Ethics.

                     REPORTABLE SECURITIES AND ACCOUNTS(2)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name             Address                  Contact Person     Date Account Opened

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For each Covered Security, North Track Fund Share and Exchange Traded Fund Share in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type       Ticker Symbol/CUSIP Number   Number of Shares  Principal Amount

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Do your holdings include:

         (a)    securities purchased within
                the last 60 days (or
                the purchase of securities sold
                within the last 60 days)?                Yes |_|          No |_|

         (b)    private placement securities?            Yes |_|          No |_|

         (c)    any security purchased in an
                initial public offering?                 Yes |_|          No |_|

       Please attach additional sheets with any other relevant information

--------------------------------------------------------------------------------
(2) This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

                                                                      APPENDIX F

                             ANNUAL HOLDINGS REPORT

   Name:                                        Date of Report:
        -------------------------------                        -----------------

      This Annual Securities Holdings Report must be filed by all Access Persons of the North Track Funds, Inc. (the "Fund"), The Exchange Traded Trust, Ziegler Capital Management, LLC (the "Adviser") and B.C. Ziegler and Company (the "Distributor"), and the information contained in this report must be current as of a date no more than 45 days before the report is submitted.

      If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities, North Track Fund Shares and Exchange Traded Fund Shares in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.(6) You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

      Please describe all reportable securities holdings and securities accounts on the next page. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.


-----------------------------------           ----------------------------------
Date Submitted                                Signature

The undersigned, _________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Annual Holdings Report on the _____ day of ____________, 200__.


                                              ----------------------------------
                                              Compliance Officer

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(1)   The terms "Access Person", "Covered Security", and "Fund Share" are
      defined in the Code of Ethics.

                     REPORTABLE SECURITIES AND ACCOUNTS(2)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name             Address                  Contact Person     Date Account Opened

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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For each Covered Security, North Track Fund Share and Exchange Traded Fund Share
in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type       Ticker Symbol/CUSIP Number   Number of Shares  Principal Amount

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For each Covered Security, North Track Fund Share and Exchange Traded Fund Share in which the you have a direct or indirect beneficial interest, please list the title, number of shares, and principal amount of such security.

Title                           Number of Shares                Principal Amount

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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(2)   This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

Do your holdings include:

         (a)    securities purchased within the
                last 60 days (or the purchase of
                securities sold within the
                last 60 days)?                            Yes |_|       No |_|

         (b)    private placement securities?             Yes |_|       No |_|

         (c)    any security purchased in an
                initial public offering?                  Yes |_|       No |_|

       Please attach additional sheets with any other relevant information

                                                                      APPENDIX G

                            NOTICE OF ACCOUNT OPENING

   Name:                                       Date of Report:
        -----------------------------                         ------------------

      This Notice of Account Opening must be filed by all Access Persons of the North Track Funds, Inc. (the "Fund"), The Exchange Traded Trust, Ziegler Capital Management, LLC (the "Adviser") and B.C. Ziegler and Company (the
"Distributor"), prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.

      For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name             Address                  Contact Person     Date Account Opened

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





To the best of my knowledge and belief, the answers set out in this Notice are true and correct.


-----------------------------------------        -------------------------------
Date Submitted                                   Signature

The undersigned, _________________________, in my capacity as the Compliance Officer, hereby certify receipt of this Notice of Account Opening on the _____ day of ____________, 200__.


                                                 -------------------------------
                                                 Compliance Officer

                                                                      APPENDIX H

                           ACKNOWLEDGEMENT OF RECEIPT
                                       OF
                                 CODE OF ETHICS

      I hereby acknowledge receipt of the Code of Ethics of North Track Funds, Inc., The Exchange Traded Trust, Ziegler Capital Management, LLC and B.C. Ziegler and Company, including all amendments (if any) thereto.

Dated:
           -----------------------------------------------------

Signed:
           -----------------------------------------------------

Name:
           -----------------------------------------------------

                                                                      APPENDIX I

                     BUSINESS ENTERTAINMENT DISCLOSURE FORM

Each Access Person of the North Track Funds, The Exchange Traded Trust, Ziegler Capital Management and B.C. Ziegler and Company should disclose gifts qualified as permitted business entertainment activities exceeding $100, valued at cost, on the attached form.

Name: ______________________________________________________

Entity: _____________________________________________________

Date:  _______________________________________________________

Describe the activity engaged in with the named entity and/or detail the nature of gift or any entertainment expense provided to you by the entity. If applicable, gifts likely exceeding $100 and qualifying as permitted business entertainment activities, but for which the value is unknown, may be reasonably estimated.




After this Form is completed, provide this Form to your supervisor for review and sign-off. Return all completed Forms to the Chief Compliance Officer of North Track Funds and The Exchange Traded Trust.


-----------------------------------------------------------
Signature


-----------------------------------------------------------
Supervisor


------------------------------------------------------------
Compliance Representative


                                      I-1